EXHIBIT 23.2
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         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2001 relating to the financial statements and financial statement schedule for the year ended December 31, 2000, which appears in International Remote Imaging Systems Inc.'s 2002 Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
_____________________________
PricewaterhouseCoopers LLP
December 22, 2003